Exhibit 10.18

BROOKWOOD COMPANIES INCORPORATED

STOCK OPTION PLAN

Dated June 12, 1989

As Amended April 5, 1993 and May 3, 1999

The Brookwood Companies Incorporated
Stock Option Plan

ARTICLE 1. INTRODUCTION

1.1.	This Stock Option Plan (the “Plan”) is intended to advance the interests of the Brookwood Companies Incorporated (the “Company”), its sole shareholder, and any subsidiary or parent corporation (whether now existing or hereafter formed or acquired) of the Company by encouraging and enabling directors, officers, key employees and consultants of the Company, (upon whose judgment, initiative and effort the Company is dependent for the successful conduct of its business), to acquire and retain a proprietary interest in the Company by ownership of its stock.

1.2.	The stock options (each an “Option” and collectively the “Options”) offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any recipient.

1.3.	By means of the Plan, the Company seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

1.4.	As used in the Plan, the terms “subsidiary corporation” ( hereinafter a “Subsidiary”) and “parent corporation” (hereinafter a “Parent”) shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 425(f) and 425(e) of the Code.

ARTICLE 2. NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE PLAN

2.1.	The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, two million five hundred thousand (2,500,000) shares of the currently authorized common stock, $.01 par value, of the Company (the “Shares”). The term Shares shall include any securities, cash or other property into which Shares may be changed through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe to shares or change in capital structure.

2.2.	Shares which may be acquired under the Plan may be either authorized but unissued shares of common stock, shares held in the Company’s treasury, or both, at the discretion of the Company. To the extent that Options granted under the Plan expire or terminate without having been exercised in full, new Options may be granted with respect to the shares of such expired or terminated Options that have not been purchased.

ARTICLE 3. DURATION OF THE PLAN

     The Company may grant Options hereunder until the close of business on May 2, 2009 (the “Termination Date”).

ARTICLE 4. ADMINISTRATION OF THE PLAN

4.1.	The Committee: The board of directors of the Company (the “Board of Directors”) may designate an option committee (the “Committee”) to administer the Plan. References herein to the “Board” or the “Board of Directors” shall mean any such committee, if appointed, except in Sections 4.4, 9 and 10.

4.2.	Powers of the Board of Directors: Subject to the express provisions of the Plan, the Board shall have the following authority, exercisable in its discretion:

(a).	to determine —

	(i.)	the individuals to whom Options shall be granted;

	(ii.)	the time when such Options shall be granted;

	(iii.)	the number of Shares which shall be subject to each Option;

	(iv.)	the purchase price of Shares subject to Options;

	(v.)	the period(s) during which such Options shall be exercisable (whether in whole or in part);

	(vi.)	whether or not the Option shall be an incentive stock option or a non-statutory stock option pursuant to the then current provisions of the Internal Revenue Code; and

	(vii.)	all other terms and provisions of Options (which need not be identical);

(b).	to prescribe, amend and rescind rules and regulations relating to the Plan;

(c).	to amend Options;

(d).	to construe the Plan and Options;

(e).	to rely upon any opinion received from any counsel or consultant and any computation received from any of them, all of the expenses of which shall be paid by the Company; and

(f).	to make all other determinations necessary or advisable for administering the Plan.

4.3.	Determinations Final: The determination of the Board with respect to the Plan shall be final and binding on all holders of Options.

4.4.	Liability of Board and Committee Members: No member or former member of the Board of Directors or any committee appointed by the Board to administer the Plan shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option.

ARTICLE 5. OPTION GRANTS

5.1.	Eligibility: Options may be granted to full or part time employees, directors and consultants of the Company or of a Subsidiary or Parent.

5.2.	Option Price: The price of each Share purchasable under any Option shall be such amount as the Board determines at the date of grant thereof; provided, however, that in the case of an incentive stock option, the exercise price shall comply with all applicable requirements of the Internal Revenue Code then in effect. No cash payment shall be required to receive the grant of an Option.

5.3. Fair Market Value:

(g).	If the Shares are listed on the Nasdaq National Market, the Nasdaq SmallCap Market or other nationally recognized exchange or trading system on the date as of which a determination of fair market value is to be made, the fair market value per Share shall be the last reported sale price or closing price per share on such market, exchange or system on the trading day immediately preceding such date (or, if no such price is reported on such date, the price on the nearest preceding date on which such a price is reported).

(h).	If the Shares are listed on more than one national securities exchange or trading system in the United States, the Board shall determine which exchange or trading system shall be used for the purpose of determining the fair market of a Share.

(i).	If a public market does not exist for the Shares, the Board shall in its sole discretion determine the fair market value of a Share on the Option grant date.

5.4.	Term of Options: Options shall be exercisable at such times, in such amounts, and during such period or periods as the Board shall determine. The Board shall have the right from time-to-time, conditionally or unconditionally, to accelerate in whole or in part the right to exercise any Option or to extend the period during which an Option shall remain in effect and/or remain exercisable. To the extent that an Option is not exercised within the period of exercisability specified in the Option grant or as otherwise provided hereunder, it shall expire.

5.5.	Transferability of Options: No option shall be assignable or transferable by the person to whom it was granted, either voluntarily or by operation of law, except (a) to immediate members of such person’s family or to a trust therefor; or (b) by such person’s will or by the laws of descent and distribution. “Immediate family members” shall consist only of a person’s father and mother; sisters and brothers; spouse; and children and grandchildren (in both cases, including by adoption). A transfer of an incentive stock option as an incentive stock option pursuant to this provision will only be permissible if and to the extent permitted by then applicable provisions of the Internal Revenue Code.

ARTICLE 6. OPTION EXERCISES

6.1.	Notice of Exercise: To exercise an Option as to all or part of the Shares covered thereby, the Option holder shall (i) give written notice of the exercise to the Secretary of the Company at its principal business office specifying the number of Shares to be purchased, accompanied by payment of the purchase price, and (ii) comply with all the terms of the Option grant and this Plan. Notwithstanding the foregoing, an Option holder may not purchase less than a whole Share under such Option.

6.2.	Payment/Issuance of Shares: Upon the exercise of an Option, the Company shall cause the Shares purchased to be issued only when (a) payment of the full exercise price of the Shares has been received by the Company; (b) provision acceptable to the Company has been made for the payment of any federal, state and local taxes that are due or that are required to be withheld by the

Company because of the purchase of the Shares; and (c) there has been compliance with all federal and state laws and regulations, in particular, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under those acts, that the Company deems applicable, and all other legal matters in connection with the issuance and delivery of the Shares have been approved by the Company’s counsel.

     6.3. To the extent permitted by the Board and by applicable law, the holder of an Option may pay the exercise price of an Option —

(j).	in whole or in part, by delivering to the Company common stock of the Company (in proper form for transfer) owned by such holder having a fair market value equal to the exercise price of the number of Shares being purchased; such fair market value to be determined as of the date immediately preceding the date on which the Option is exercised, or otherwise as may be required in order to comply with the requirements of any applicable laws or regulations; or

(k).	in part, by delivering to the Company an executed promissory note on such terms and conditions as the Board shall in its sole discretion determine; provided however, that the par value of such Shares shall be paid in cash and the amount of such note shall not violate any applicable margin regulations.

6.4.	Certificates/Legends: Upon satisfaction of all pre-requisites to the issuance of Shares, a certificate or certificates for the Shares purchased shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons. The Company may place such legends upon the certificates, and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares, as the Board or the Board of Directors in its discretion determines to be necessary or appropriate (i) to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; or (ii) to implement the provisions of any agreement between the Company and the Option holder with respect to such Shares.

6.5.	Expenses of Issuance: The Company shall pay all issue or transfer taxes with respect to the issuance of Shares upon the purchase thereof by the holder of an Option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

6.6.	Certain Preconditions to Issuance: If at any time after the date hereof, the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares, no Shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions that the Board of Directors deems unacceptable.

6.7.	Use of Proceeds: The cash proceeds of the sale of Shares pursuant to Options shall be added to the general funds of the Company and may be used for its general corporate purposes.

ARTICLE 7. TERMINATION OF OPTION HOLDERS

7.1.	Termination of Employment or Service: The Plan shall not impose any obligation on the Company or on a Subsidiary or Parent to continue the employment or to continue to retain the services of any holder of an Option and shall not impose any obligation on the part of any holder of an Option to remain in the employ of, or to continue to render services to, the Company or a Subsidiary or Parent.

7.2.	Death/Permanent Disability/Retirement: Upon termination of service as a director or consultant, or upon termination of employment of an employee of the Company or of a Subsidiary or Parent by reason of death, permanent disability or retirement, any Option previously granted shall thereupon become exercisable in full and shall remain exercisable by the Option holder or the legal representative of such holder, as the case may require, for a period of one (1) year after the date of such termination notwithstanding an earlier expiration date set forth in the Option grant; provided that no incentive stock option may be exercised as such more than ten (10) years after its date of grant. Any written notice of exercise by a legal representative shall be accompanied by proof of the right of such person to act for the Option holder.

7.3.	Termination for Cause: Notwithstanding anything herein to the contrary, a person to whom an Option has been granted shall forfeit all rights in and to such Option if the termination of his service as a director or consultant or his employment as an employee was for cause, such forfeiture to be effective on the date of such termination.

7.4.	Other Terminations: Upon termination of service or employment other than for cause or by reason of death, permanent disability or retirement, any Option previously granted to the extent not exercised prior to the date of such termination shall remain exercisable to the extent that it was exercisable at the date of termination for a period of thirty (30) days thereafter.

7.5.	Transfers: The transfer of an Option holder between or among the Company, a Subsidiary or a Parent shall not be deemed a termination of his or her service or employment.

ARTICLE 8. ADJUSTMENTS TO SHARES

Notwithstanding any other provision contained herein, in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure of the Company, appropriate adjustment shall be made by the Board to the total number of Shares and to the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under Options. Fractional Shares resulting from any such adjustment shall be rounded up or down or paid in cash in the sole discretion of the Board. The determination of the Board as to all of the foregoing matters shall be final and binding on the holders of Options.

ARTICLE 9. AMENDMENT OF THE PLAN

The Board of Directors may from time-to-time amend the Plan. The rights and obligations under any Option granted before amendment of the Plan shall not be adversely affected by such amendment without the consent of the holder of the Option.

ARTICLE 10. TERMINATION OR SUSPENSION OF THE PLAN

The Board of Directors may at any time suspend or terminate the Plan. Unless sooner terminated by action of the Board of Directors, the Plan shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after its termination. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by the suspension or termination of the Plan except with the consent of the holder of such Option. The power of the Board to construe and administer any Options granted prior to the termination or suspension of the Plan shall nevertheless continue after such termination or during any suspension.

ARTICLE 11. ARBITRATION

In the event that any dispute relating to or arising from this Plan cannot be settled by the parties, they shall submit the dispute to an arbitrator in New York City selected in the following manner:

11.1.	Within twenty (20) days of receiving written demand for arbitration, each party involved in the dispute shall select an individual to represent him in the selection of the arbitrator.

11.2.	If the individuals selected by the parties cannot agree upon an impartial arbitrator within thirty (30) days from the date written demand for arbitration is filed, the arbitrator shall be selected by a judge of the court having jurisdiction over the parties upon three (3) days’ notice.

Any arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered on the arbitrator’s award in a court of competent jurisdiction.

ARTICLE 12. GOVERNING LAW

The Plan, the Options and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining without regard to choice of laws provisions.

Adopted by the Board of Directors and approved by the sole stockholder on June 12, 1989
Amended by the Board of Directors and approved by the Sole stockholder on April 5, 1993
Amended by the Board of Directors and approved by the sole stockholder on May 3, 1999

Approved by the sole stockholder of the Company this 3rd day of May, 1999.

The Hallwood Group Incorporated

By:

Anthony J. Gumbiner, Chairman